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Exhibit 99.1


LAS VEGAS, (April 26) Sierra Pacific Resources and Enron Corp announced today they have mutually agreed to terminate their purchase and sale agreement for Enron's wholly owned electric utility subsidiary, Portland General Electric
(PGE).

"While this acquisition would have offered many efficiencies in utility distribution for customers in both Nevada and Oregon, completing it was becoming increasingly difficult in the current market and political environment in the west," said Walt Higgins, chairman and CEO of Sierra Pacific Resources. "Terminating this agreement now minimizes further costs to our shareholders as we continue to focus our attention on customers in Nevada and the Lake Tahoe region of California."

Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for southern Nevada, and Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California, and a natural gas and water distributor in the Reno-Sparks area. Other subsidiaries include the Tuscarora Gas Pipeline Company, which owns 50% interest in an interstate natural gas transmission partnership, and Sierra Pacific Communications, a telecommunications company.